UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 10, 2013

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On September 10, 2013, Peapack-Gladstone Financial Corporation (the “Corporation”), announced that Craig C. Spengeman, President and Chief Investment Officer of Peapack-Gladstone Bank Trust & Investments, (“PBTI”) and Executive Vice President of the Corporation and Peapack-Gladstone Bank (the “Bank”) will retire from his positions as an officer of Peapack-Gladstone Bank Trust & Investments, the Corporation and the Bank and from the Board of Directors of the Bank and the Corporation, effective January 2, 2014.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release of the Corporation dated September 10, 2013 relating to Mr. Spengeman’s retirement.

(e)           Pursuant to the terms of his Employment Agreement and subject to the receipt from Mr. Spengeman of a mutually acceptable general release, the Company will record a compensation expense accrual of approximately $850,000 in the third quarter of 2013. This accrual includes two years of salary expense totaling $600,000, as well as expenses related to the continuation of his health benefits for one year and for the vesting of restricted stock.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title

99.1	Press release dated September 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

September 12, 2013	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Title

99.1	Press release dated September 10, 2013